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                                                                      EXHIBIT 21




NAME OF SUBSIDIARY                                JURISDICTION OF INCORPORATION


THE OUTDOOR FOOTWEAR COMPANY                                 DELAWARE

THE TIMBERLAND FINANCE COMPANY                               DELAWARE

THE TIMBERLAND WORLD TRADING COMPANY                         DELAWARE

TIMBERLAND EUROPE, INC.                                      DELAWARE

TIMBERLAND INTERNATIONAL SALES CORPORATION                   U.S. VIRGIN ISLANDS

TIMBERLAND DIRECT SALES, INC.                                DELAWARE

TIMBERLAND RETAIL, INC.                                      DELAWARE

TIMBERLAND MANUFACTURING COMPANY                             DELAWARE

TIMBERLAND AVIATION, INC.                                    DELAWARE

TIMBERLAND NETHERLANDS, INC.
(Formerly Timberland Scandinavia, Inc.)                      DELAWARE

TIMBERLAND INTERNATIONAL, INC.                               DELAWARE

TIMBERLAND SAS                                               FRANCE

THE TIMBERLAND WORLD TRADING GMBH                            GERMANY

TIMBERLAND (UK) LIMITED                                      UNITED KINGDOM

TIMBERLAND GMBH                                              AUSTRIA

TIMBERLAND ESPANA, S.A.                                      SPAIN

THE RECREATIONAL FOOTWEAR COMPANY
(DOMINICANA), S.A.                                           DOMINICAN REPUBLIC

COMPONENT FOOTWEAR DOMINICANA, S.A.                          DOMINICAN REPUBLIC

TIMBERLAND FOOTWEAR & CLOTHING COMPANY INC.
LES VETEMENTS & CHAUSSURES TIMBERLAND INC.                   CANADA

THE RECREATIONAL FOOTWEAR COMPANY                            CAYMAN ISLANDS

TIMBERLAND NETHERLANDS HOLDING B.V.                          THE NETHERLANDS

THE TIMBERLAND COMPANY Y COMPANIA LIMITADA                   CHILE